EXHIBIT 99.1

For Immediate Release

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. REPORTS FIRST NINE MONTHS OF FISCAL YEAR 2018 OPERATING RESULTS

DURANGO, Colorado (January 12, 2018) – Rocky Mountain Chocolate Factory, Inc. (Nasdaq Global Market: RMCF) (the “Company”) today reported its operating results for the three and nine months ended November 30, 2017. The Company franchises and operates gourmet chocolate and confection stores and self-serve frozen yogurt cafés, and manufactures an extensive line of premium chocolates and other confectionery products. The Company will host an investor conference call today at 4:15 p.m. Eastern Time to discuss its operating results and other topics of interest (see details below).

THIRD QUARTER HIGHLIGHTS

●	Total revenue was unchanged at approximately $10.0 million during the three months ended November 30, 2017 and the three months ended November 30, 2016.

●

Net income decreased 25.8 percent to $751,000, or $0.13 per basic and diluted share, in the three months ended November 30, 2017, compared to net income of $1,012,000, or $0.17 per basic and diluted share, in the three months ended November 30, 2016.

●	Operating income decreased 25.7 percent to $1.2 million in the three months ended November 30, 2017, compared with operating income of $1.6 million during the three months ended November 30, 2016.

●

Adjusted EBITDA (a non-GAAP measure defined and reconciled later in this release) decreased 19.3 percent to $1.7 million in the three months ended November 30, 2017, versus $2.1 million in the three months ended November 30, 2016.

●

Same-store pounds of product purchased from the Company’s factory by franchisees and co-branded licensees decreased 8.7 percent during the three months ended November 30, 2017 compared to the three months ended November 30, 2016.

●	Factory sales increased 1.2 percent during the three months ended November 30, 2017, compared to the three months ended November 30, 2016.

●

Royalty and marketing fees decreased 9.8 percent in the three months ended November 30, 2017, primarily due to a 14.5 percent decrease in the number of domestic franchised locations in operation during the three months ended November 30, 2017 compared to the three months ended November 30, 2016.

●

Franchise fees increased 74.7 percent in the three months ended November 30, 2017, primarily resulting from an increase in domestic franchise openings during the three months ended November 30, 2017 compared to the three months ended November 30, 2016.

●	Retail sales increased 1.7 percent during the three months ended November 30, 2017 compared to the three months ended November 30, 2016.

●

The Company’s franchisees and licensees opened two international Rocky Mountain Chocolate Factory licensed locations, four domestic Rocky Mountain Chocolate Factory franchise locations, two co-branded Cold Stone Creamery locations and one domestic self-serve frozen yogurt café during the three months ended November 30, 2017.

●	On December 8, 2017, the Company paid its 58th consecutive quarterly cash dividend to shareholders, in the amount of $0.12 per share.

THIRD QUARTER OPERATING RESULTS

Total revenue was unchanged at approximately $10.0 million during the three months ended November 30, 2017 and 2016.

Factory sales increased 1.2 percent during the three months ended November 30, 2017, compared to the three months ended November 30, 2016, primarily due to a 15.5 percent increase in shipments of product to customers outside of our network of franchise retail locations. This increase was mostly offset by a 5.3 percent decrease in purchases by our network of franchised and licensed retail locations. Same-store pounds purchased by domestic Rocky Mountain Chocolate Factory franchise and license locations decreased 8.7 percent in the three months ended November 30, 2017, compared with the three months ended November 30, 2016.

Retail sales increased 1.7 percent during the three months ended November 30, 2017, primarily the result of changes in retail units in operation resulting from the acquisition of a franchise location, partially offset by the closure of an underperforming location. Same-store sales at Company-owned stores and cafés decreased 0.8 percent in the three months ended November 30, 2017 compared to the three months ended November 30, 2016.

Royalty and marketing fees decreased 9.8 percent in the three months ended November 30, 2017, primarily due to a 14.5 percent decrease in the number of domestic franchised locations in operation during the three months ended November 30, 2017 compared to the three months ended November 30, 2016. The Company’s franchisees and licensees opened four domestic Rocky Mountain Chocolate Factory franchise locations, two international Rocky Mountain Chocolate Factory locations, two Cold Stone Creamery co-branded locations and one domestic franchised self-serve frozen yogurt café during the three months ended November 30, 2017. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirl.com.

Franchise fees increased 74.7 percent in the three months ended November 30, 2017, primarily resulting from an increase in domestic franchise openings during the three months ended November 30, 2017 compared to the three months ended November 30, 2016.

Income from operations decreased 25.7 percent to $1.2 million in the three months ended November 30, 2017, compared with operating income of $1.6 million during the three months ended November 30, 2016.

Interest expense, net of interest income, totaled $22,000 in the three months ended November 30, 2017, compared with interest expense, net of interest income, of $31,000 in the three months ended November 30, 2016. The decrease in net interest expense resulted from lower outstanding debt, the result of scheduled repayments towards a promissory note entered into in January 2014 to fund business acquisitions by U-Swirl, Inc.

The Company’s effective income tax rate in the three months ended November 30, 2017 was 36.2 percent compared with 36.1 percent in the three months ended November 30, 2016.

Net income decreased 25.8 percent to $751,000, or $0.13 per basic and diluted share in the three months ended November 30, 2017, compared to net income of $1.0 million, or $0.17 per basic share and diluted share in the three months ended November 30, 2016.

Adjusted EBITDA (a non-GAAP financial measure defined and reconciled later in this release) decreased 19.3 percent the three months ended November 30, 2017 to $1.7 million, compared to $2.1 million in the three months ended November 30, 2016.

NINE-MONTH OPERATING RESULTS

Total revenue decreased 1.3 percent to $27.6 million during the nine months ended November 30, 2017 compared to $27.9 million during the nine months ended November 30, 2016.

Factory sales increased 2.3 percent during the nine months ended November 30, 2017, compared to the nine months ended November 30, 2016, primarily due to an 18.8 percent increase in shipments of product to customers outside our network of franchised retail stores, partially offset by a 3.4 percent decrease in shipments to our network of franchised and licensed stores. Same-store pounds purchased by domestic Rocky Mountain Chocolate Factory franchise and license locations decreased 4.0 percent in the nine months ended November 30, 2017, compared with the nine months ended November 30, 2016.

Retail sales decreased 11.3 percent during the nine months ended November 30, 2017, primarily due to changes in retail units in operation resulting from the sale of certain Company-owned locations and the closure of a certain underperforming Company-owned location, partially offset by the acquisition of a franchised location. Same-store sales at all Company-owned stores and cafés decreased 3.9 percent in the nine months ended November 30, 2017 compared to the nine months ended November 30, 2016.

Royalty and marketing fees decreased 11.6 percent in the nine months ended November 30, 2017, primarily due to a 15.3 percent decrease in the number of domestic franchised locations in operation during the nine months ended November 30, 2017 compared to the nine months ended November 30, 2016. The Company’s franchisees and licensees opened five domestic Rocky Mountain Chocolate Factory franchise locations, two international locations, five Cold Stone Creamery co-branded locations and one domestic franchised self-serve frozen yogurt café during the nine months ended November 30, 2017. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirl.com.

Franchise fees increased 133.1 percent in the nine months ended November 30, 2017, resulting primarily from an increase in international license fees during the nine months ended November 30, 2017 compared to the nine months ended November 30, 2016.

Income from operations decreased 8.2 percent to $4.0 million in the nine months ended November 30, 2017, compared with operating income of $4.4 million during the nine months ended November 30, 2016.

Interest expense, net of interest income, totaled $76,000 in the nine months ended November 30, 2017, compared with interest expense, net of interest income, of $100,000 in the nine months ended November 30, 2016. The decrease in net interest expense resulted from lower outstanding debt, the result of scheduled repayments towards a promissory note entered into in January 2014 to fund business acquisitions by U-Swirl, Inc.

The Company’s effective income tax rate in the nine months ended November 30, 2017 was 36.4 percent compared with 36.1 percent in the nine months ended November 30, 2016.

Net income decreased 8.3 percent to $2.5 million, or $0.42 per basic and diluted share in the nine months ended November 30, 2017, compared to net income of $2.7 million, or $0.47 per basic share and $0.45 per diluted share in the nine months ended November 30, 2016.

Adjusted EBITDA (a non-GAAP financial measure defined and reconciled later in this release) declined 6.7 percent in the nine months ended November 30, 2017 to $5.4 million, versus $5.8 million in the nine months ended November 30, 2016.

Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, equity compensation expenses, and restructuring and acquisition-related charges to GAAP income from operations.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. The Company believes that the adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. For example, the Company believes that adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, the Company uses adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income from operations and net income. Reconciliations of this non-GAAP measure to their most comparable GAAP measure are included below.

Cash Dividends

On December 8, 2017, the Company paid its 58th consecutive quarterly cash dividend to shareholders in the amount of $0.12 per share.

Investor Conference Call

The Company will host an investor conference call today, January 12, 2018, at 4:15 p.m. Eastern Time (EST), to discuss its operating results for the three and nine months ended November 30, 2017, along with other topics of interest. To participate in the conference call, please call 1-888-241-0394 (International participants call 1-647-427-3413) approximately five minutes prior to 4:15 p.m. EST on January 12, 2018 and ask to be connected to the “Rocky Mountain Chocolate Factory Conference Call.”

A replay of the conference call will be available two hours after completion of the call through Friday, January 19, 2018 by calling 1-855-859-2056 (International participants call 1-404-537-3406) and entering the conference I.D.#5298558.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of January 12, 2018, the Company, through its subsidiaries and its franchisees and licensees operated 480 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 38 states, Canada, South Korea, and The Republic of the Philippines. The Company’s common stock is listed on the NASDAQ Global Market under the symbol “RMCF.”

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties, and the Company undertakes no obligation to update any forward-looking information. Risks and uncertainties that could cause actual results to differ materially from those indicated or implied by forward-looking statements include, without limitation, changes in the confectionery business environment, seasonality, consumer interest in the Company’s products, general economic conditions, the success of the Company’s frozen yogurt business, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company’s co-branding agreement with Cold Stone Creamery Brands, the success of international expansion efforts, the effect of government regulations and other risks. Readers are referred to the Company’s periodic reports filed with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The information contained in this press release is a statement of the Company’s present intentions, beliefs or expectations and is based upon, among other things, the existing business environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions. The Company may change its intentions, beliefs or expectations at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. The forward-looking statements contained or referred to in this press release should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.

For Further Information, please contact

Rocky Mountain Chocolate Factory, Inc. (970) 375-5678

(Financial Highlights Follow)

STORE INFORMATION

	New stores opened during
	the three months ended	Stores open as of
	November 30, 2017	November 30, 2017
United States
Rocky Mountain Chocolate Factory
Franchise Stores	4	188
Company-Owned Stores	0	5
Cold Stone Creamery	2	86
International License Stores	2	84
U-Swirl
Franchise Stores	1	119
Company-Owned Stores	0	5
International License Stores	0	1
Total	9	488

SELECTED BALANCE SHEET DATA

(in thousands)

	November 30, 2017	February 28, 2017
Current Assets	$15,167	$15,151
Total Assets	$29,333	$29,418
Current Liabilities	$8,153	$8,060
Stockholder's Equity	$19,661	$18,829

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Three Months Ended November 30,		Three Months Ended November 30,
	2017	2016	2017	2016
Revenues
Factory sales	$7,512	$7,424	75.4%	74.6%
Royalty and marketing fees	1,459	1,618	14.6%	16.3%
Franchise fees	151	87	1.5%	0.9%
Retail sales	840	826	8.4%	8.3%
Total Revenues	9,962	9,955	100.0%	100.0%
		-
Costs and expenses
Cost of sales	6,040	5,544	60.6%	55.7%
Franchise costs	515	521	5.2%	5.2%
Sales and marketing	593	642	6.0%	6.4%
General and administrative	828	880	8.3%	8.8%
Retail operating	585	551	5.9%	5.5%
Depreciation and amortization, exclusive of depreciation and amortization expense of $134 and $118 included in cost of sales, respectively	202	202	2.0%	2.0%
Restructuring and acquisition related charges	-	-	0.0%	0.0%
Total Costs and Expenses	8,763	8,340	88.0%	83.8%
		-
Income from operations	1,199	1,615	12.0%	16.2%
		-
Other income (expense)
Interest expense	(29)	(41)	-0.3%	-0.4%
Interest income	7	10	0.1%	0.1%
Other, net	(22)	(31)	-0.2%	-0.3%
		-
Income before income taxes	1,177	1,584	11.8%	15.9%
		-
Provision for income taxes	426	572	4.3%	5.7%
		-
Consolidated net income	751	1,012	7.5%	10.2%
		-
Basic Earnings Per Common Share	$0.13	$0.17
Diluted Earnings Per Common Share	$0.13	$0.17
		-
Weighted Average Common Shares Outstanding	5,903,436	5,874,366
		-
Dilutive Effect of Employee Stock Awards	78,029	133,658
		-
Weighted Average Common Shares Outstanding, Assuming Dilution	5,981,465	6,008,024

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Nine Months Ended November 30,		Nine Months Ended November 30,
	2017	2016	2017	2016
Revenues
Factory sales	$18,577	$18,160	67.4%	65.0%
Royalty and marketing fees	5,390	6,100	19.5%	21.8%
Franchise fees	563	242	2.0%	0.9%
Retail sales	3,045	3,431	11.0%	12.3%
Total Revenues	27,575	27,933	100.0%	100.0%

Costs and expenses
Cost of sales	14,908	14,374	54.1%	51.5%
Franchise costs	1,588	1,572	5.8%	5.6%
Sales and marketing	1,785	1,959	6.5%	7.0%
General and administrative	2,933	3,101	10.6%	11.1%
Retail operating	1,775	1,877	6.4%	6.7%
Depreciation and amortization, exclusive of depreciation and amortization expense of $388 and $324 included in cost of sales, respectively	592	638	2.1%	2.3%
Restructuring and acquisition related charges	-	60	0.0%	0.2%
Total Costs and Expenses	23,581	23,581	85.5%	84.4%
		-
Income from operations	3,994	4,352	14.5%	15.6%

Other income (expense)
Interest expense	(96)	(133)	-0.3%	-0.5%
Interest income	20	33	0.1%	0.1%
Other, net	(76)	(100)	-0.3%	-0.4%

Income before income taxes	3,918	4,252	14.2%	15.2%

Provision for income taxes (benefit)	1,425	1,534	5.2%	5.5%

Consolidated net income	2,493	2,718	9.0%	9.7%

Basic Earnings Per Common Share	$0.42	$0.47
Diluted Earnings Per Common Share	$0.42	$0.45

Weighted Average Common Shares Outstanding	5,878,086	5,839,603

Dilutive Effect of Employee Stock Awards	102,145	159,215

Weighted Average Common Shares Outstanding, Assuming Dilution	5,980,231	5,998,818

 GAAP RECONCILIATION

ADJUSTED EBITDA

(in thousands)

	Three Months Ended November 30,
	2017	2016	Change
GAAP: Income from Operations	$1,199	$1,615	-25.8%
Depreciation and Amortization	336	320
Equity Compensation Expense	134	133

Restructuring, and acquisition related charges	-	-
Non-GAAP, adjusted EBITDA	$1,669	$2,068	-19.3%

	Nine Months Ended November 30,
	2017	2016	Change
GAAP: Income from Operations	$3,994	$4,352	-8.2%
Depreciation and Amortization	980	962
Equity Compensation Expense	458	448
Restructuring, impairment and acquisition related charges	-	60
Non-GAAP, adjusted EBITDA	$5,432	$5,822	-6.7%